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                                                                    Exhibit 12.1
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                                               Qtr. Dec, 31,                           Year Ended September 30,
                                                    2001            2001          2000          1999          1998        1997
                                               ------------    --------------------------------------------------------------------
Interest Expensed                               $    17,000    $   699,000    $   878,000    $   275,000   $   125,000  $   167,000
Interest Capitalized                                    -              -              -              -             -            -
Amortized Premiums                                      -              -              -              -             -            -
Amortized Discounts                                     -              -              -              -             -            -
Capitalized Expenses Related to Indebtness              -          408,000        182,000         28,000         5,000        5,000
Estimate of Interest within Rental Expense           12,000         42,000         24,000         19,000        18,000       10,000
Preference Security Dividend                            -              -              -              -             -            -
                                                -----------    -----------    -----------    -----------   -----------  -----------

Fixed Charges                                        29,000      1,149,000      1,084,000        322,000       148,000      182,000


Add
Pretax from Continuing Operations                 7,795,000     11,063,000      4,209,000     (3,791,000)    3,704,000      859,000
Loss from Equity Investment                             -              -          350,000            -             -            -
Fixed Charges                                        29,000      1,149,000      1,084,000        322,000       148,000      182,000
Amortization of Capitalized Interest                    -              -              -              -             -            -
Distributed Income of Equity Investees                  -              -              -              -             -            -
Share of pretax from Guarantees                         -              -              -              -             -            -
                                                -----------    -----------    -----------    -----------    ----------  -----------
                                                  7,824,000     12,212,000      5,643,000     (3,469,000)    3,852,000    1,041,000
                                                -----------
Subtract
Interest Capitalized                                    -              -              -              -             -            -
Preference Security Dividend                            -              -              -              -             -            -
Minority Interest                                       -              -              -              -             -            -
                                                -----------    -----------    -----------    -----------   -----------  -----------
                                                        -              -              -              -             -            -
                                                -----------    -----------    -----------    -----------   -----------  -----------

                                                $ 7,824,000    $12,212,000    $ 5,643,000    $(3,469,000)   $3,852,000  $ 1,041,000

Ratio of Earnings to Fixed Charges                   269.79          10.63           5.21            NM          26.03         5.72

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For purposes of computing the ratio of earnings to fixed charges, earnings are computed as income before income taxes plus loss from equity investment and fixed charges. Fixed charges represent interest, including amortization of deferred finance charges and an estimated portion of rentals representing interest costs. Earnings were insufficent to cover fixed charges by ($3,469,000) for the year ended September 30, 1999 and, accordingly, not measured as a ratio to fixed charges. NM means "Not Measured"